Exhibit 99.1
[PRESS RELEASE]

Alto Group Holdings Announces Acquisition of Liberty American LLC

NEW YORK, NY--(Marketwire - January 26, 2011) - Alto Group Holdings, Inc. (OTCBB: ALTO) ("Alto Group" or the "Company"), an innovative mining and commodities trade company headquartered in New York, announces company completes acquisition of Liberty American LLC.

Liberty American LLC owns mineral rights in the La Cienega concessions which comprise approximately 200,000 hectares or almost 500,000 acres in the heart of the famous Golden Triangle district of the Mojave - Sonoran Megashear in Northern Sonora, Mexico.

The district has had a spectacular history of production using very primitive methods dating back 400 years having produced 10 million ounces of gold primarily from desert placer deposits, but also from high grade hard rock lode deposits.

Gold has been mined in the Golden Triangle for centuries and most of the work has been by hand, labor intensive methods. Preliminary testing investigations have shown that much of the Placer gold has not been mined by the local "Gambusino's" (prospectors) with their hand methods such as "dry shaker cradle boxes" and "panning," and that substantial economic reserves of gold bearing gravels remain.

The location of such heavy concentrations of dry placer gold deposits within the alluvium of the Golden Triangle valleys is evidence of relatively unexplored lode gold deposits within the district. Many high grade quartz veins are visible in the ranges of low hills bordering the alluvial valleys and some of these have been worked historically down to the water table and given up on due to the lack of pumps, power, and basic infrastructure needed. Hard rock/lode deposits are also prevalent under the alluvial deposits of the pediment deposits.

Although very little exploration effort has been expended in search for disseminated deposits, the geological elements are present in the district for the location of massive bulk gold deposits. Sediment hosted, Carlin type deposits are present in the lower Paleozoic sedimentary rocks of the district as well as 3 high grade bonanza type ore shoots which shed massive multi kilo gold nuggets usually found at the base lines of hill sides, but systematic exploration has not been undertaken.

A systematic exploration program is currently underway to extract placer gold and reveal high grade lode mineralization.

About the La Cienega
Please view the website: http://www.altomines.com/lacienega.html

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-

looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the most recent fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
Alto Group Holdings, Inc.
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Mark Daniel Klok
President and CEO

Contact:
Mark Daniel Klok
 212-803-8187         212-803-8187